Exhibit 10.3

RILEY EXPLORATION PERMIAN, INC.
2021 LONG TERM INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT
(Non-Employee Director)

Grant Date:	(the “Grant Date”)

Name of Grantee:	(the “Grantee” or “you”)

Number of Restricted Shares subject to Award:	(the “Restricted Shares”)

This Restricted Stock Agreement (Time Vesting) (“Agreement”) is made and entered into as of the Grant Date by and between Riley Exploration Permian, Inc., a Delaware corporation (the “Company”), and you.

WHEREAS, the Company adopted the Riley Exploration Permian, Inc., 2021 Long Term Incentive Plan (as amended from time to time, the “Plan”), under which the Company is authorized to grant equity-based awards to certain non-employee directors and service providers of the Company;

WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this award of Restricted Stock;

WHEREAS, you acknowledge that a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the award of Restricted Stock granted pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.          The Grant.  Subject to the conditions set forth below, the Company hereby grants you, effective as of the Grant Date, as a matter of separate inducement and not in lieu of any fee or other compensation for your services to the Company, an award of Restricted Stock (the “Award”) consisting of the number of Restricted Shares set forth above in accordance with the terms and conditions set forth herein and in the Plan.

2.          Escrow of Restricted Shares.  The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the Restricted Shares and retain such certificate(s) in escrow (or cause such Restricted Shares to be held in book-entry form with the Company’s transfer agent) until the restrictions on such Restricted Shares expire as described in Section 5 or 6 of this Agreement or the Restricted Shares are forfeited as described in Section 4 and 6 of this Agreement. If the Company certificates the Restricted Shares, you shall execute one or more irrevocable stock powers in substantially the form set forth on Exhibit A (a “Stock Power”) in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Shares are delivered to you, (b) the Restricted Shares are otherwise transferred to you free of restrictions, or (c) the Restricted Shares are canceled and forfeited pursuant to this Agreement.

3.          Ownership of Restricted Shares.  From and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote such shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Shares (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms, vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account.  As soon as practicable, but no event later than sixty (60) days, following the lapse of the Forfeiture Restrictions (defined below) on such Restricted Shares, any Retained Distributions shall be delivered to the Grantee or to the Grantee’s legal guardian or representative, as applicable.

4.          Restrictions; Forfeiture.  The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as described in Section 5 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Shares are forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5.          Expiration of Restrictions and Risk of Forfeiture.  The restrictions on the Restricted Shares described in Section 4 of this Agreement will expire and the Restricted Shares will vest and become transferable and nonforfeitable, provided that, subject to Section 6, you remain a member of the Board until the applicable dates (each a “Vesting Date”) set forth in the following schedule:

Number of Restricted Shares that Vest	Vesting Date
100%	1st anniversary of Grant Date

6.          Termination; Forfeiture.  If your service as a member of the Board is terminated for any reason, then those Restricted Shares for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Shares shall be forfeited to the Company.  The Restricted Shares for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.

7.          Delivery of Restricted Shares.  The Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares granted hereunder bearing a restrictive legend relating to the restrictions set forth in this Agreement and in the Plan. Promptly following the expiration of restrictions on Restricted Shares on each Vesting Date pursuant to Section 5 or 6 of this Agreement, the Company shall cause the removal of any restrictive legend relating to the number of Restricted Shares as to which restrictions have lapsed (i.e., shares of Stock). The value of such shares of Stock shall not bear any interest owing to the passage of time.

(a)          Restrictions on Delivery of Restricted Shares. Notwithstanding anything to the contrary set forth herein or in the Plan, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted.  If necessary to comply with any such law, rule, regulation or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock.

8.          Withholding of Taxes.

(a)         The Company has no obligation to withhold or pay any federal, state or local taxes in connection with the grant of the Award or due to the vesting of the Restricted Shares.  The Company will report the payment of the Award as compensation to the Grantee to the appropriate tax authorities on Form 1099-NEC or Form 1099-MISC, and the Grantee shall be responsible for the payment of any taxes required by law.

(b)          None of the Company, the Board or the Committee has made any warranty or representation to you with respect to the income tax consequences of the grant or vesting of the Award or the transactions contemplated by this Agreement, and you represent that you are in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.  You represent that you have consulted with, or have had the opportunity to consult with, any tax consultants that you deem advisable in connection with the grant of the Award.  You may, at your discretion, make a tax election pursuant to Section 83(b) of the Code in connection with the grant of this Award (the “Section 83(b) Election”).  You acknowledge that the filing of a Section 83(b) Election is extremely time sensitive and, if you decide to make such an election, such election must be filed with the Service Center of the Internal Revenue Service where you file Internal Revenue Service tax returns WITHIN 30 DAYS of the Date of Grant.  In the event that you make a Section 83(b) Election, you shall promptly provide a copy of the Section 83(b) Election form to the Company.  You further agree to indemnify and hold the Company harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any of your actions or inactions with respect to the tax consequences of this Award.

9.          Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of U.S. federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable U.S. federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance.

10.       Legends. The Company may at any time place restrictive legends referencing any restrictions imposed on the Restricted Shares pursuant to Sections 4 or 9 of this Agreement on all certificates or book entry accounts representing shares issued with respect to this Award.

11.         Right of the Company and Affiliates to Terminate Services.  Nothing in this Agreement confers upon you the right to continue performing services for the Company or any of its Affiliates, or interfere in any way with the rights of the Company or any of its Affiliates to terminate your service relationship at any time.

12.        Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

13.         Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

14.          No Liability for Good Faith Determinations.  Neither the Company nor any members of the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

15.          Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

16.         No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

17.        Notice.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person, (b) when sent by facsimile transmission (with confirmation of transmission) on a business day to the number set forth below, if applicable; provided, however, that if a notice is sent by facsimile transmission after normal business hours of the recipient or on a non- business day, then it shall be deemed to have been received on the next business day after it is sent, (c) on the first business day after such notice is sent by air express overnight courier service, or (d) on the second business day following deposit with an internationally-recognized overnight or second-day courier service with proof of receipt maintained, in each case, to the following address, as applicable:

If to the Company, addressed to:

Riley Exploration Permian, Inc. c/o Chief Financial Officer 29 E. Reno Avenue, Suite 500 Oklahoma City, Oklahoma 73104

If to Grantee, addressed to the following until an updated address is provided to the Company by Grantee:

18.          Waiver of Notice.  Any person entitled to notice hereunder may waive such notice in writing.

19.        Information Confidential.  As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

20.        Binding Effect.  The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of the Grantee, including, without limitation, the Grantee's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Grantee. This Agreement shall be binding upon and inure to the benefit of any successors or assigns to the Company.

21.        Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22.          Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

23.         Title and Headings; Construction.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Any and all appendices referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.  Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  The word “or” is not exclusive. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all appendices attached hereto, and not to any particular provision hereof.  Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

24.         Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by U.S. federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Stock.

25.         Clawback.  To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), all shares of Stock granted under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of such shares of Stock. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without your consent, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

26.         The Plan.  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

27.         Cooperation. You further agree that you shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as the Company may request in order to carry out the intent and accomplish the purposes and intent of this Agreement and the Plan.

28.       Counterparts. This Agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.

29.       Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

30.        Amendment. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces your rights shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

31.        Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any consulting and/or engagement agreement between the Company (or an Affiliate or other entity) and you in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand hereunto, as of the Grant Date.

RILEY EXPLORATION PERMIAN, INC.

By:
Bobby D. Riley, Chief Executive Officer

GRANTEE

Printed Name:

Restricted Stock Agreement
(Non-Employee Director)
Signature Page

EXHIBIT A

IRREVOCABLE STOCK POWER

For value received, the undersigned does hereby sell, assign and transfer unto _________________________ _________________________________ (__________) shares of common stock par value $0.001 of Riley Exploration Permian, Inc. (the “Company”) standing in its name on the books of the Company and does hereby irrevocably constitute and appoint ______________________________________  attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated	X
Printed Name: